Phoenix Life Sciences International Limited 8-K

Exhibit 99.1

Phoenix Life Sciences International Announces New Board of Directors and Executive Team

DENVER – October 3, 2018 – Phoenix Life Sciences International Limited (OTCMarkets: MJMD) (“Phoenix Life”), an adaptive healthcare solutions company, today announced its new Board of Directors and executive team.

“We have strategically selected these dedicated professionals based upon their ability to deliver and find creative solutions to help the company grow,” said Chief Executive Officer of Phoenix Life Martin Tindall. “I look forward to working with this talented team and know that we will continue to be successful in our commitment to the vision of life-enhancement through better healthcare.”

Phoenix Life aims to improve overall international health while reducing the cost of providing medical services and treatments. The company plans to partner with the single-payer healthcare systems in established and emerging economies in order to bring cannabis pharmaceuticals to market.

Phoenix Life has selected the following top professionals to join its Board of Directors and executive team:

•	Martin Tindall has been appointed as the company’s Chief Executive Officer. He has held various roles including Chief Information Officer at Bartercard and Executive Director of Kronos International Investments, working with clients in a wide range of industries. Tindall founded Phoenix Life and its related companies after losing his father to chemotherapy in treating pancreatic cancer. Today, driving the vision for a better future for healthcare, Tindall leads the Phoenix Team.

•	Janelle Marsden, Managing Director, will oversee the infrastructure developments of Phoenix Life and ensure that the company continues to meet its environmental, financial, scheduling and quality outcomes. Marsden has worked on large-scale implementation projects and managed large agriculture developments. Her skills include agricultural grow, product implementation, organization and marketing.

•	Stephen Conford is the company’s new Advisor and Director of Investment. He boasts a career of over 30 years in finance and investment. Conford’s previous roles have prepared him to ensure that the financial audit and compliance requirements are met for Phoenix Life.

•	Lewis “Spike” Humer, stepping down from his role as Interim CEO, will fill the role as Corporate Strategy Advisor and Director and continue on the Board of Directors. He has served as an officer and director of several public and private companies, including the former Chief Executive Officer of MediJane Holdings, Chief Executive Officer of ITEX Corporation, and Chief Operating Officer of The Abraham Group. Humer brings an extensive background of experience in startups, corporate turnarounds, mergers and acquisitions, and has been a featured keynote speaker in more than twenty countries worldwide. He has been a strategic advisor and business growth consultant to over a hundred companies and organizations in the U.S. and abroad.

•	Geoff Boyton, Chief Financial Officer, has over 20 years of experience as a Chief Financial Officer for a variety of prestigious horticulture and healthcare businesses and has professional training in both science and business. He brings widespread experience in mergers and acquisitions and has been involved in the achievement of several IPOs and secondary raisings.

“It was important for Phoenix Life Sciences International to select individuals that believe in our mission to create a global platform for the reintroduction of plant-based pharmaceuticals, including medical cannabis products, into mainstream healthcare,” continued Tindall. “This new team is comprised of key leaders with decades of cumulative years of experience and I feel confident that we will make great strides together.”

For more information about Phoenix Life, please visit https://www.plsi.co/.

About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited (OTCMarkets: MJMD) is an adaptive healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, gastrointestinal, autoimmune, neurological and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available on U.S.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089